Exhibit 99.1

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED                     , 2006 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON SHAREHOLDER COMMUNICATIONS INC., THE INFORMATION AGENT.

Rights Certificate No.	No. of Rights:
CUSIP NO.:

USG CORPORATION

[USG Logo]

FORM OF RIGHTS CERTIFICATE

Evidencing Rights to Purchase Shares of Common Stock, Par Value $0.10 per Share, of USG Corporation

YOUR RIGHTS WILL EXPIRE, IF NOT PREVIOUSLY EXERCISED, AT 5:00 P.M., NEW YORK CITY TIME, ON                              , 2006, UNLESS THE TIME PERIOD FOR EXERCISING THE RIGHTS IS EXTENDED BY USG CORPORATION (AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). YOUR EXERCISE OF RIGHTS MAY BE VALIDLY WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY PRIOR TO THE EXPIRATION DATE.

YOU MAY TRANSFER THIS RIGHTS CERTIFICATE OR HAVE IT DIVIDED AT THE OFFICE OF THE RIGHTS AGENT.

RIGHT(S) TO PURCHASE              SHARES OF COMMON STOCK

EXERCISE PRICE: $40.00 IN CASH PER SHARE OF COMMON STOCK

THIS RIGHTS CERTIFICATE MAY BE USED TO PURCHASE SHARES OR MAY BE TRANSFERRED OR SOLD.

REGISTERED OWNER:

THIS CERTIFIES THAT you, as registered owner, or your transferee, are entitled to purchase the number of shares of common stock, par value $0.10 per share, of USG Corporation shown above at an exercise price of $40.00 per share. The terms and conditions of the rights are set forth in the prospectus dated                     , 2006 and are incorporated by reference into this rights certificate.

If you purchase fewer than all of the shares of common stock represented by your rights certificate, you must contact the rights agent, at the rights agent’s address set forth on the reverse side of this rights certificate, regarding issuance of a new rights certificate representing your unexercised rights.

If you do not exercise your rights prior to the expiration of the rights offering, your rights will expire, and the shares of common stock into which your rights are exercisable will be purchased by Berkshire Hathaway Inc.

IMPORTANT: YOU MUST COMPLETE THE FORM ON THE REVERSE SIDE TO EXERCISE OR TRANSFER RIGHTS.

DATE:

USG CORPORATION

[Officer’s Name] [Title]	[Officer’s Name] [Title]

COMPUTERSHARE TRUST COMPANY OF NEW YORK

By:
as Rights Agent

TO: USG Corporation

         c/o Computershare Trust Company of New York

         By Mail:

         Wall Street Station

         P.O. Box 1010

         New York, New York 10268-1010

         By Hand or Overnight Courier:

         Wall Street Plaza

         88 Pine Street, 19th Floor

         New York, New York 10005

☐	Check this box if you have previously provided us with a properly completed Notice of Guaranteed Delivery and payment

Your delivery to an address other than the addresses set forth above will not constitute valid delivery

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1. EXERCISE RIGHTS TO PURCHASE SHARES

A.	Number of Shares Being Purchased:

B.	Total Exercise Price Payment Required (or amount provided with Notice of Guaranteed Delivery):

	x	$40.00	= $
(No. of Shares)		(Exercise Price)		(Payment)

C.	(1) ☐	Check this box if you are purchasing shares pursuant to rights granted to you directly by us and not pursuant to rights purchased or otherwise acquired from someone else.

	(2) ☐	Check this box and complete Section 2 below if you have not exercised all of your rights in accordance with the above AND you would like the rights not exercised by you to be registered in the name of someone other than yourself (yourselves).

	(3) ☐	Check this box and complete Section 3 below if you would like all or any of the shares you have elected to purchase above registered in the name of a person(s) other than the person(s) in whose name this rights certificate has been issued.

SECTION 2. TRANSFER RIGHTS (INCLUDING IF YOU CHECKED THE BOX IN SECTION 1.C.(2) ABOVE)

For value received, I (we) transfer              of my (our) rights to the transferee(s) identified below and instruct you to register such rights in the name of such transferee(s):

(Print full name of Transferee(s))

(Signature(s) of Transferor(s))

(Address of Transferee(s))

SECTION 3. COMPLETE THIS SECTION IF YOU CHECKED THE BOX IN SECTION 1.C.(3) ABOVE

Register              of the shares of common stock I have elected to purchase in Section 1 above in the following name(s):

(No. of Shares)

Name(s):	Address(es):

By signing this rights certificate, I (we) on my (our) own behalf, and in respect of any person(s) on whose behalf, or under whose directions, I am (we are) signing this rights certificate, (i) irrevocably elect to purchase the number of shares of common stock indicated above upon the terms and conditions specified in the prospectus; and (ii) agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

SECTION 4. COMPLETE THIS SECTION FOR DELIVERY OF SHARES TO DIFFERENT ADDRESS

If you wish for the shares of common stock underlying your rights or a certificate representing unexercised rights to be delivered to an address different from that shown on the face of this rights certificate, please enter the alternate address below, sign below and have your signature guaranteed below.

Delivery Address:

SIGNATURE OF EACH PERSON IN WHOSE NAME THIS
RIGHTS CERTIFICATE HAS BEEN ISSUED:

(Must be signed by each registered holder(s) exactly as your name(s) appears on this rights certificate)

TELEPHONE NUMBER:

TAX I.D. NUMBER OR SOCIAL SECURITY NUMBER:

If you are signing in your capacity as a trustee, executor,
administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

SIGNATURE GUARANTEED BY:

(Signature of Officer)

(Name of Eligible Institution)

Your signature(s) must be guaranteed by an eligible institution if you have completed Sections 2 or 3 above. Eligible
institutions include members of the Securities Transfer Agents
Medallion Program, the New York Stock Exchange, Inc.
Medallion Signature Program or the Stock Exchanges
Medallion Program.